Exhibit 23 (b)

             CONSENT OF BAIRD, KURTZ & DOBSON, INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated September 18, 1998, on the consolidated financial statements of Lincoln Bankshares, Inc. as of December 31, 1997, and for the year then ended, in the Registration Statement (Form S-4) and the related Prospectus of Simmons First National Corporation for the registration of 301,833 shares of common stock of Simmons First National Corporation.


                         /s/ Baird, Kurtz & Dobson, CPAs

Pine Bluff, Arkansas
October 30, 1998